Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
July 22, 2016

SunTrust Reports Second Quarter 2016 Results
Strong Execution and Diversity of Business Model
Drive Further Improvements in Revenue and Profitability

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $475 million, or $0.94 per average common diluted share. This quarter was favorably impacted by $0.05 per share of discrete benefits (details can be found on page 2).

Earnings per share increased 12% compared to the prior quarter and 6% compared to the second quarter of 2015. For the first half of 2016, earnings per share grew 7% compared to the same period a year ago.

“Our performance this quarter is further indication of our ability to deliver on our commitments,” said William H. Rogers, Jr., chairman and CEO of SunTrust Banks, Inc. “The consistent execution of our core strategies, combined with the diversity of our business model, resulted in solid revenue growth, strong improvements in efficiency, and significantly higher capital return to shareholders.  Despite the impact of the continued low interest rate environment, we remain committed to helping our clients and communities improve their financial confidence, thereby helping our shareholders continue to outperform.”

Second Quarter 2016 Financial Highlights
(Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC Industry Guide 3, net interest income, net interest margin, and total revenue are provided on a fully taxable equivalent basis which generally assumes a 35% marginal federal tax rate. We provide unadjusted amounts in the table on page 3 of this news release and a detailed reconciliation and additional information on page 23.)

Income Statement

•	Net income available to common shareholders was $475 million, or $0.94 per average common diluted share, compared to $0.84 for the first quarter of 2016 and $0.89 for the second quarter of 2015.

◦	Earnings per share increased 6% compared to the second quarter of 2015

◦	Current quarter earnings included a net $0.05 per share benefit from discrete items

▪	$44 million (pre-tax) in net asset-related gains, primarily related to a gain from the sale-leaseback of an office building (recorded in other noninterest income)

▪	$21 million (pre-tax) in discrete charges related to ongoing efficiency initiatives (recorded in other noninterest expense)

▪	$9 million discrete tax benefit (recorded in provision for income taxes)

•	Total revenue increased 6% compared to the prior quarter and 7% compared to the second quarter of 2015.

◦
Sequential revenue growth was driven by a 15% increase in noninterest income, most notably mortgage-related income, other noninterest income (favorably impacted by the aforementioned net asset-related gains), and investment banking income.

◦	Compared to the second quarter of 2015, revenue growth was driven by a 10% increase in net interest income and 3% growth in noninterest income.

•	Net interest margin was 2.99% in the current quarter, down 5 basis points sequentially and up 13 basis points compared to the prior year.

•	Provision for credit losses increased sequentially and compared to the prior year, due primarily to higher energy-related charge-offs, moderating asset quality improvements, and loan growth.

•	Noninterest expense increased 2% sequentially and 1% compared to the prior year, driven largely by the aforementioned $21 million in discrete charges related to ongoing efficiency initiatives.

•	The efficiency and tangible efficiency ratios in the current quarter were 60.6% and 60.1%, respectively, which represent significant improvements compared to the prior quarter and prior year.

Balance Sheet

•	Average loan balances increased 2% sequentially and 6% compared to the second quarter of 2015, with growth across most loan categories.

•	Average consumer and commercial deposits increased 3% sequentially and 8% compared to the second quarter of 2015, primarily related to NOW and money market account balances.

Capital

•	Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 ("CET1") ratio was estimated to be 9.8% as of June 30, 2016, and 9.7% on a fully phased-in basis.

•	During the quarter, the Company:

◦	Repurchased $175 million of its outstanding common stock, which completed its 2015 capital plan.

◦	Announced its 2016 capital plan, which includes:

▪	The purchase of up to $960 million of its outstanding common stock between the third quarter of 2016 and the second quarter of 2017.

▪	An 8% increase in the quarterly common stock dividend from $0.24 per share to $0.26 per share, beginning in the third quarter of 2016, subject to approval by the Company's Board of Directors.

•	Book value per share was $46.14 and tangible book value per share was $33.98, both up 3% compared to March 31, 2016.

Asset Quality

•
Nonperforming loans declined $31 million from the prior quarter and represented 0.67% of total loans at June 30, 2016. The sequential decrease was driven by the resolution of certain energy-related loans.

•
Net charge-offs for the current quarter were $137 million, or 0.39% of average loans on an annualized basis, up $52 million and $50 million compared to the prior quarter and the second quarter of 2015, respectively. The current quarter included $70 million in energy-related net charge-offs.

•	The provision for credit losses increased $45 million sequentially due to higher energy-related charge-offs and moderating asset quality improvements.

•
At June 30, 2016, the allowance for loan and lease losses (ALLL) to period-end loans ratio declined 2 basis points to 1.25%, as an increase in the commercial ALLL ratio was offset by a decline in the residential ALLL ratio, as a result of continued improvements in the asset quality of the residential loan portfolio.

Income Statement (Dollars in millions, except per share data)	2Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015
Net interest income	$1,288	$1,282	$1,246	$1,211	$1,167
Net interest income-FTE [2]	1,323	1,318	1,281	1,247	1,203
Net interest margin	2.91%	2.96%	2.90%	2.86%	2.78%
Net interest margin-FTE [2]	2.99	3.04	2.98	2.94	2.86
Noninterest income	$898	$781	$765	$811	$874
Total revenue	2,186	2,063	2,011	2,022	2,041
Total revenue-FTE [2]	2,221	2,099	2,046	2,058	2,077
Noninterest expense	1,345	1,318	1,288	1,264	1,328
Provision for credit losses	146	101	51	32	26
Net income available to common shareholders	475	430	467	519	467
Earnings per average common diluted share	0.94	0.84	0.91	1.00	0.89

Balance Sheet (Dollars in billions)
Average loans	$141.2	$138.4	$135.2	$132.8	$132.8
Average consumer and commercial deposits	154.2	149.2	148.2	145.2	142.9

Capital
Capital ratios at period end [1] :
Tier 1 capital (transitional)	10.55%	10.63%	10.80%	10.90%	10.79%
Common Equity Tier 1 ("CET1") (transitional)	9.84%	9.90%	9.96%	10.04%	9.93%
Common Equity Tier 1 ("CET1") (fully phased-in) [2]	9.70%	9.77%	9.80%	9.89%	9.76%
Total average shareholders’ equity to total average assets	12.11%	12.33%	12.43%	12.42%	12.34%

Asset Quality
Net charge-offs to average loans (annualized)	0.39%	0.25%	0.24%	0.21%	0.26%
Allowance for loan and lease losses to period-end loans	1.25%	1.27%	1.29%	1.34%	1.39%
Nonperforming loans to total loans	0.67%	0.70%	0.49%	0.35%	0.36%
1 Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release.
2 See page 23 for non-U.S. GAAP reconciliations and additional information.

Consolidated Financial Performance Details
(Commentary is on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.2 billion for the current quarter, an increase of $122 million compared to the prior quarter. The 6% increase was driven by broad-based growth in noninterest income, most notably mortgage-related income, other income (favorably impacted by $44 million in net asset-related gains), and investment banking income. Net interest income increased slightly as a result of loan growth, partially offset by net interest margin compression. Compared to the second quarter of 2015, total revenue increased $144 million, or 7%, due to strong growth in net interest income and higher noninterest income, particularly mortgage-related revenue and the aforementioned asset-related gains.
For the six months ended June 30, 2016, total revenue was $4.3 billion, an increase of $250 million, or 6%, compared to the first six months of 2015. The increase was driven by higher net interest income and mortgage-related income.
Net Interest Income
Net interest income was $1.3 billion for the current quarter, an increase of $5 million compared to the prior quarter due primarily to loan growth, partially offset by net interest margin compression. Compared to the second quarter of 2015, the $120 million increase in net interest income was driven by loan growth and a higher net interest margin.
Net interest margin for the current quarter was 2.99%, compared to 3.04% in the prior quarter and 2.86% in the second quarter of 2015. When compared to the prior quarter, the 5 basis point decrease was largely driven by lower earning asset yields due to the decline in long-term yields in 2016. The 13 basis point increase in net interest margin compared to the second quarter of 2015 was due primarily to higher benchmark interest rates and lower premium amortization in the securities portfolio.
For the six months ended June 30, 2016, net interest income was $2.6 billion, a $262 million increase compared to the first six months of 2015. The net interest margin was 3.01% for the first half of 2016, a 16 basis point increase compared to the same period in 2015. The increase in both net interest income and net interest margin were driven by the same factors that impacted the year-over-year comparisons discussed above.
Noninterest Income
Noninterest income was $898 million for the current quarter, compared to $781 million for the prior quarter and $874 million for the second quarter of 2015. The $117 million sequential increase was related primarily to higher mortgage-related and investment banking income, as well as the $44 million in net asset-related gains, partially offset by a decrease in trading income driven primarily by an increase in counterparty credit valuation reserves on the Company's derivative portfolio. Compared to the second quarter of 2015, noninterest income increased $24 million, driven by higher mortgage-related revenue and the aforementioned asset-related gains, partially offset by lower capital markets and wealth management-related income.
Investment banking income was $126 million for the current quarter, compared to $98 million in the prior quarter and $145 million in the second quarter of 2015. The sequential increase was due to strong client-driven activity across most products, particularly in syndicated finance, investment grade bond originations and equity capital markets. Compared to the second quarter of 2015, the decrease was due to record results a year ago driven by syndicated finance activity, partially offset by higher investment grade bond originations and equity capital markets in the current quarter.
Trading income was $34 million for the current quarter, compared to $55 million in the prior quarter and $54 million in the second quarter of 2015. The sequential and year-over-year decreases were driven primarily by an increase in counterparty credit valuation reserves as a result of an adjustment to the internal reserve methodology and lower interest rates in the quarter.
Mortgage production income for the current quarter was $111 million, compared to $60 million for the prior quarter and $76 million for the second quarter of 2015. The $51 million increase from the prior quarter and $35 million increase compared to the second quarter of 2015 were both due primarily to a significant increase in production volume and higher gain-on-sale margins, which were modestly impacted by a product offering change to include upfront origination fees in the loan yield. Mortgage application volume increased 22% sequentially and 27% compared to the second quarter of 2015, and closed loan production volume increased 47% sequentially and 12% compared to the second quarter of 2015.
Mortgage servicing income was $52 million for the current quarter, compared to $62 million in the prior quarter and $30 million in the second quarter of 2015. The $10 million decrease from the prior quarter was driven primarily by higher servicing asset decay, arising from increased prepayments. The $22 million increase compared to the second quarter of 2015 was due largely to higher servicing fees, improved net hedge performance, and lower servicing asset decay in the current quarter. The servicing portfolio was $154.5 billion at June 30, 2016, compared to $145.5 billion at June 30, 2015.
Trust and investment management income was $75 million for both the current quarter and prior quarter, and $84 million in the second quarter of 2015. The $9 million decrease compared to the prior year quarter was primarily due to a decline in assets under management.
Client transaction-related fees (namely service charges on deposits, other charges and fees, and card fees) increased $25 million compared to the prior quarter and $10 million compared to the second quarter of 2015 due to increased client activity.
Other noninterest income was $75 million for the current quarter, compared to $38 million in the prior quarter and $52 million in the second quarter of 2015. The $37 million increase compared to the prior quarter and $23 million increase compared to the second quarter of 2015 was primarily due to the $44 million in net asset-related gains recognized in the current quarter.
For the six months ended June 30, 2016, noninterest income was $1.7 billion, a decrease of $12 million compared to the first six months of 2015 as higher mortgage-related income was offset by declines across other fee income categories.
Noninterest Expense
Noninterest expense was $1.3 billion in the current quarter, an increase of $27 million and $17 million compared to the prior quarter and the second quarter of 2015, respectively. The sequential and year-over-year increase was primarily due to $21 million in discrete charges related to ongoing efficiency initiatives recorded in the second quarter of 2016.
Employee compensation and benefits expense was $763 million in the current quarter, compared to $774 million in the prior quarter and $756 million in the second quarter of 2015. The sequential decrease of $11 million was due to the seasonal decrease in employee benefits and FICA taxes, partially offset by higher salaries and incentive compensation related to improved business performance. The $7 million increase from the second quarter of 2015 was largely due to higher salaries and incentive compensation.
Operating losses were $25 million in the current quarter, compared to $24 million in the prior quarter and $16 million in the second quarter of 2015. The $9 million increase compared to the prior year was primarily due to the recovery of previously recorded mortgage-related losses during the second quarter of 2015.
Outside processing and software expense was $202 million in the current quarter, compared to $198 million in the prior quarter and $204 million in the second quarter of 2015. The sequential increase of $4 million was primarily due to higher business activity levels.
FDIC premium and regulatory expense was $44 million in the current quarter, compared to $36 million in the prior quarter and $35 million in the second quarter of 2015. The increase compared to both prior periods was driven primarily by higher FDIC assessment fees as a result of deposit growth and higher assessment rates.

Marketing and customer development expense was $38 million in the current quarter, compared to $44 million in the prior quarter and $34 million in the second quarter of 2015. The sequential decline was due to higher advertising expenses in the first quarter of 2016 associated with our campaign to further advance the Company's purpose, while the increase over the second quarter of 2015 was due largely to the aforementioned marketing campaign.
Net occupancy expense was $78 million in the current quarter, compared to $85 million in both the prior quarter and the second quarter of 2015. The $7 million decline compared to both periods was due to the recognition of previously deferred sale leaseback gains as a result of a reduction in our usage of leased office space.
Other noninterest expense was $142 million in the current quarter, compared to $107 million in the prior quarter, and $149 million in the second quarter of 2015. The $35 million increase compared to the prior quarter was primarily driven by discrete costs associated with ongoing efficiency initiatives, higher consulting and legal fees, and an increase in credit-related expenses associated with higher loan production volume. The $7 million decrease compared to the second quarter of 2015 was driven primarily by debt extinguishment costs recognized in the second quarter of 2015.
For the six months ended June 30, 2016, noninterest expense was $2.7 billion compared to $2.6 billion for the first six months of 2015. The $55 million increase was driven by higher employee compensation expense, marketing and customer development expense, and higher operating losses (due to discrete recoveries which were recorded during the first half of 2015).
Income Taxes
For the current quarter, the Company recorded an income tax provision of $201 million, compared to $195 million for the prior quarter and $202 million for the second quarter of 2015. The effective tax rate for the current quarter was 29%, compared to 30% in the prior quarter and 29% in the second quarter of 2015. The effective tax rates in the current quarter and the second quarter of 2015 were favorably impacted by $9 million and $15 million, respectively, in net discrete income tax items.

Balance Sheet
At June 30, 2016, the Company had total assets of $199.1 billion and total shareholders’ equity of $24.5 billion, representing 12% of total assets. Book value per share was $46.14 and tangible book value per share was $33.98, both up 3% compared to March 31, 2016, driven by growth in retained earnings and an increase in accumulated other comprehensive income driven by the decline in long-term interest rates towards the end of the quarter.
Loans
Average performing loans were $140.3 billion for the current quarter, a 2% increase over the prior quarter and a 6% increase over the second quarter of 2015. Sequential growth in average consumer loans, C&I loans, nonguaranteed residential mortgages, and commercial construction loans of $1.2 billion, $860 million, $696 million, and $357 million, respectively, was partially offset by a $385 million decline in home equity products. Year-over-year growth was concentrated in the same loan categories as those described above for the sequential quarter.
Deposits
Average consumer and commercial deposits for the current quarter were $154.2 billion, a 3% increase over the prior quarter and an 8% increase compared to the second quarter of 2015. Average client deposits in the second quarter of 2016 were positively impacted by $2.2 billion related to a temporary corporate client escrow deposit. The increase compared to the second quarter of 2015 was driven by growth in both NOW and money market account balances, partially offset by a 5% decline in time deposits.

Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with the Common Equity Tier 1 ratio estimated to be 9.8% at June 30, 2016, and 9.7% on a fully phased-in basis. The ratios of average total equity to average total assets and tangible common equity to tangible assets were 12.11% and 8.84%, respectively, at June 30, 2016. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
During the second quarter, the Company declared a common stock dividend of $0.24 per common share and repurchased $175 million of its outstanding common stock, which completed the authorized repurchase of common equity under its 2015 capital plan.
In June 2016, the Company announced that the Federal Reserve had no objections to its 2016 capital plan. This plan includes the repurchase of up to $960 million of the Company's outstanding common stock between the third quarter of 2016 and the second quarter of 2017. Additionally, subject to Board approval, the Company intends to increase its quarterly common stock dividend 8% to $0.26 per common share beginning in the third quarter of 2016 and to maintain the current level of dividend payments on its preferred stock.
Asset Quality
Total nonperforming assets were $1.0 billion at June 30, 2016, down $34 million compared to the prior quarter and up $344 million compared to the second quarter of 2015. The sequential reduction in nonperforming assets was primarily due to the resolution of certain energy-related loans, while the increase compared to June 30, 2015, was primarily due to downgrades of energy-related loans. At June 30, 2016, the ratio of nonperforming loans to total loans was 0.67%, compared to 0.70% at March 31, 2016, and 0.36% at June 30, 2015. Other real estate owned totaled $49 million, a 6% decrease from the prior quarter and a 32% decrease from the second quarter of 2015.
Net charge-offs were $137 million during the current quarter, an increase of $52 million and $50 million compared to the prior quarter and the second quarter of 2015, respectively, and included $70 million in energy-related net charge-offs. The ratio of annualized net charge-offs to total average loans was 0.39% during the current quarter, compared to 0.25% during the prior quarter and 0.26% during the second quarter of 2015. The provision for credit losses was $146 million in the current quarter, an increase of $45 million and $120 million compared to the prior quarter and the second quarter of 2015, respectively. The sequential and year-over-year increase in the provision for credit losses was primarily due to higher energy-related charge-offs, moderating asset quality improvements, and loan growth.
At June 30, 2016, the allowance for loan and lease losses was $1.8 billion, which represented 1.25% of total loans, an increase of $4 million from March 31, 2016. Excluding government-guaranteed and fair value loans, the allowance for loan and lease losses to period-end loans ratio was 1.31% as of June 30, 2016.
Early stage delinquencies declined 9 basis points from the prior quarter to 0.58% at June 30, 2016. Excluding government-guaranteed loans, early stage delinquencies were 0.23%, down 6 basis points from the prior quarter and down 2 basis points compared to a year ago.
Accruing restructured loans totaled $2.5 billion and nonaccruing restructured loans totaled $307 million at June 30, 2016, of which $2.6 billion were residential loans, $127 million were consumer loans, and $106 million were commercial loans. Nonaccruing restructured loans have increased $131 million relative to December 31, 2015, largely driven by the classification of certain modified home equity products to nonaccrual status in order to coincide with changes to our home equity line workout program. At June 30, 2016, substantially all of these nonaccruing restructured home equity loans were current with respect to payments and the vast majority are expected to return to accruing status after the borrowers have demonstrated six months of consistent payment history.

OTHER INFORMATION

About SunTrust Banks, Inc.
SunTrust Banks, Inc. is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. Headquartered in Atlanta, the Company has three business segments: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of June 30, 2016, SunTrust had total assets of $199 billion and total deposits of $153 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Join the movement at onUp.com.
Business Segment Results
The Company has included its business segment financial tables as part of this release. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on July 22, 2016, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q16). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q16). A replay of the call will be available approximately one hour after the call ends on July 22, 2016, and will remain available until August 22, 2016, by dialing 1-888-568-0514 (domestic) or 1-402-530-8003 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of July 22, 2016, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release beginning at page 23.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income.

The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically:

•
The Company presents the allowance for loan and lease losses excluding government-guaranteed loans and fair value loans, and early-stage delinquencies excluding government-guaranteed loans and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.

•
The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, the ratio of tangible equity to tangible assets, the ratio of tangible common equity to tangible assets, tangible book value per share, and the return on tangible common shareholders’ equity, which removes the after-tax impact of purchase accounting intangible assets from shareholders' equity and removes related intangible asset amortization from net income available to common shareholders. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that result from merger and acquisition activity and amortization expense (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital position and return on average tangible common shareholders' equity to other companies in the industry who present similar measures. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. These measures are utilized by management to assess the capital adequacy and profitability of the Company.

•
Similarly, the Company presents an efficiency ratio-FTE and a tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE. The tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

•
The Company presents the Basel III Common Equity Tier 1 (CET1), on a fully-phased in basis. Fully phased-in ratios consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure is useful to investors who wish to understand the Company's current compliance with future regulatory requirements.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements. Statements regarding potential future share repurchases, future expected dividends, and future levels of nonaccruing restructured loans are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	Three Months Ended June 30%			Six Months Ended June 30%
	2016	2015	Change	2016	2015	Change
EARNINGS & DIVIDENDS
Net income	$492	$483	2%	$939	$912	3%
Net income available to common shareholders	475	467	2	906	877	3
Total revenue	2,186	2,041	7	4,249	3,999	6
Total revenue-FTE [1]	2,221	2,077	7	4,320	4,070	6
Net income per average common share:
Diluted	0.94	0.89	6	1.78	1.67	7
Basic	0.95	0.90	6	1.80	1.69	7
Dividends paid per common share	0.24	0.24	—	0.48	0.44	9
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$198,307	$188,310	5%	$195,661	$188,785	4%
Earning assets	178,055	168,461	6	176,122	168,321	5
Loans	141,238	132,829	6	139,805	133,082	5
Intangible assets including mortgage servicing rights ("MSRs")	7,543	7,572	—	7,556	7,537	—
MSRs	1,192	1,223	(3)	1,203	1,188	1
Consumer and commercial deposits	154,166	142,851	8	151,698	141,670	7
Total shareholders’ equity	24,018	23,239	3	23,907	23,206	3
Preferred stock	1,225	1,225	—	1,225	1,225	—
Period End Balances:
Total assets				199,073	188,858	5
Earning assets				178,852	168,499	6
Loans				141,656	132,538	7
Allowance for loan and lease losses ("ALLL")				1,774	1,834	(3)
Consumer and commercial deposits				151,779	143,922	5
Total shareholders’ equity				24,464	23,223	5
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.00%	1.03%	(3)%	0.97%	0.97%	—%
Return on average common shareholders’ equity [2]	8.43	8.54	(1)	8.07	8.09	—
Return on average tangible common shareholders' equity [1,2]	11.54	11.88	(3)	11.07	11.26	(2)
Net interest margin	2.91	2.78	5	2.93	2.76	6
Net interest margin-FTE [1]	2.99	2.86	5	3.01	2.85	6
Efficiency ratio	61.53	65.07	(5)	62.67	65.22	(4)
Efficiency ratio-FTE [1]	60.56	63.92	(5)	61.65	64.07	(4)
Tangible efficiency ratio-FTE [1]	60.05	63.59	(6)	61.16	63.75	(4)
Effective tax rate	29	29	—	30	30	—
Basel III capital ratios at period end (transitional) [3]:
Common Equity Tier 1 ("CET1")				9.84	9.93	(1)
Tier 1 capital				10.55	10.79	(2)
Total capital				12.65	12.66	—
Leverage				9.35	9.56	(2)
Basel III fully phased-in CET1 ratio [1,3]				9.70	9.76	(1)
Total average shareholders’ equity to total average assets	12.11%	12.34%	(2)%	12.22	12.29	(1)
Tangible equity to tangible assets [1]				9.53	9.38	2
Tangible common equity to tangible assets [1]				8.84	8.65	2
Book value per common share [2]				$46.14	$42.26	9
Tangible book value per common share [1,2]				33.98	30.46	12
Market capitalization				20,598	22,286	(8)
Average common shares outstanding:
Diluted	505,560	522,479	(3)	507,975	524,646	(3)
Basic	501,374	516,968	(3)	503,428	518,983	(3)
Full-time equivalent employees				23,940	24,237	(1)
Number of ATMs				2,144	2,162	(1)
Full service banking offices				1,389	1,430	(3)

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]
Beginning January 1, 2016, noncontrolling interest was removed from common shareholders' equity in the calculation to provide a more accurate measure of the Company's return on common equity. Accordingly, amounts for periods prior to January 1, 2016 have been updated for consistent presentation.

3 Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2016	2016	2015	2015	2015
EARNINGS & DIVIDENDS
Net income	$492	$447	$484	$537	$483
Net income available to common shareholders	475	430	467	519	467
Total revenue	2,186	2,063	2,011	2,022	2,041
Total revenue-FTE [1]	2,221	2,099	2,046	2,058	2,077
Net income per average common share:
Diluted	0.94	0.84	0.91	1.00	0.89
Basic	0.95	0.85	0.92	1.01	0.90
Dividends paid per common share	0.24	0.24	0.24	0.24	0.24
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$198,307	$193,014	$189,656	$188,341	$188,310
Earning assets	178,055	174,189	170,262	168,334	168,461
Loans	141,238	138,372	135,214	132,837	132,829
Intangible assets including MSRs	7,543	7,569	7,629	7,711	7,572
MSRs	1,192	1,215	1,273	1,352	1,223
Consumer and commercial deposits	154,166	149,229	148,163	145,226	142,851
Total shareholders’ equity	24,018	23,797	23,583	23,384	23,239
Preferred stock	1,225	1,225	1,225	1,225	1,225
Period End Balances:
Total assets	199,073	194,158	190,817	187,036	188,858
Earning assets	178,852	175,710	172,114	168,555	168,499
Loans	141,656	139,746	136,442	133,560	132,538
ALLL	1,774	1,770	1,752	1,786	1,834
Consumer and commercial deposits	151,779	151,264	148,921	145,337	143,922
Total shareholders’ equity	24,464	24,053	23,437	23,664	23,223
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.00%	0.93%	1.01%	1.13%	1.03%
Return on average common shareholders’ equity [2]	8.43	7.71	8.32	9.34	8.54
Return on average tangible common shareholders' equity [1,2]	11.54	10.60	11.49	12.95	11.88
Net interest margin	2.91	2.96	2.90	2.86	2.78
Net interest margin-FTE [1]	2.99	3.04	2.98	2.94	2.86
Efficiency ratio	61.53	63.89	64.05	62.51	65.07
Efficiency ratio-FTE [1]	60.56	62.81	62.96	61.44	63.92
Tangible efficiency ratio-FTE [1]	60.05	62.33	62.11	60.99	63.59
Effective tax rate	29	30	28	26	29
Basel III capital ratios at period end (transitional) [3]:
CET1	9.84	9.90	9.96	10.04	9.93
Tier 1 capital	10.55	10.63	10.80	10.90	10.79
Total capital	12.65	12.39	12.54	12.72	12.66
Leverage	9.35	9.50	9.69	9.68	9.56
Basel III fully phased-in CET1 ratio [1,3]	9.70	9.77	9.80	9.89	9.76
Total average shareholders’ equity to total average assets	12.11	12.33	12.43	12.42	12.34
Tangible equity to tangible assets [1]	9.53	9.56	9.40	9.72	9.38
Tangible common equity to tangible assets [1]	8.84	8.85	8.67	8.98	8.65
Book value per common share [2]	$46.14	$44.97	$43.45	$43.44	$42.26
Tangible book value per common share [1,2]	33.98	32.90	31.45	31.56	30.46
Market capitalization	20,598	18,236	21,793	19,659	22,286
Average common shares outstanding:
Diluted	505,560	509,931	514,507	518,677	522,479
Basic	501,374	505,482	508,536	513,010	516,968
Full-time equivalent employees	23,940	23,945	24,043	24,124	24,237
Number of ATMs	2,144	2,153	2,160	2,142	2,162
Full service banking offices	1,389	1,397	1,401	1,406	1,430

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]
Beginning January 1, 2016, noncontrolling interest was removed from common shareholders' equity in the calculation to provide a more accurate measure of the Company's return on common equity. Accordingly, amounts for periods prior to January 1, 2016 have been updated for consistent presentation.

3 Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Increase/(Decrease)		Six Months Ended		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	June 30				June 30
	2016	2015	Amount	% [2]	2016	2015	Amount	% [2]
Interest income	$1,424	$1,297	$127	10%	$2,834	$2,569	$265	10%
Interest expense	136	130	6	5	265	262	3	1
NET INTEREST INCOME	1,288	1,167	121	10	2,569	2,307	262	11
Provision for credit losses	146	26	120	NM	246	82	164	NM
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,142	1,141	1	—	2,323	2,225	98	4
NONINTEREST INCOME
Service charges on deposit accounts	162	156	6	4	315	308	7	2
Other charges and fees	104	99	5	5	197	188	9	5
Card fees	83	84	(1)	(1)	160	164	(4)	(2)
Investment banking income	126	145	(19)	(13)	225	242	(17)	(7)
Trading income	34	54	(20)	(37)	89	109	(20)	(18)
Trust and investment management income	75	84	(9)	(11)	150	168	(18)	(11)
Retail investment services	72	80	(8)	(10)	141	152	(11)	(7)
Mortgage production related income	111	76	35	46	171	159	12	8
Mortgage servicing related income	52	30	22	73	114	73	41	56
Net securities gains	4	14	(10)	(71)	4	14	(10)	(71)
Other noninterest income	75	52	23	44	114	115	(1)	(1)
Total noninterest income	898	874	24	3	1,680	1,692	(12)	(1)
NONINTEREST EXPENSE
Employee compensation and benefits	763	756	7	1	1,536	1,527	9	1
Outside processing and software	202	204	(2)	(1)	400	394	6	2
Net occupancy expense	78	85	(7)	(8)	163	169	(6)	(4)
Equipment expense	42	42	—	—	82	82	—	—
FDIC premium/regulatory exams	44	35	9	26	80	72	8	11
Marketing and customer development	38	34	4	12	82	61	21	34
Operating losses	25	16	9	56	50	30	20	67
Amortization	11	7	4	57	21	13	8	62
Other noninterest expense	142	149	(7)	(5)	249	260	(11)	(4)
Total noninterest expense	1,345	1,328	17	1	2,663	2,608	55	2
INCOME BEFORE PROVISION FOR INCOME TAXES	695	687	8	1	1,340	1,309	31	2
Provision for income taxes	201	202	(1)	—	396	393	3	1
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	494	485	9	2	944	916	28	3
Net income attributable to noncontrolling interest	2	2	—	—	5	4	1	25
NET INCOME	$492	$483	$9	2%	$939	$912	$27	3%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$475	$467	$8	2%	$906	$877	$29	3%
Net interest income-FTE [1]	1,323	1,203	120	10	2,640	2,378	262	11
Total revenue	2,186	2,041	145	7	4,249	3,999	250	6
Total revenue-FTE [1]	2,221	2,077	144	7	4,320	4,070	250	6
Net income per average common share:
Diluted	0.94	0.89	0.05	6	1.78	1.67	0.11	7
Basic	0.95	0.90	0.05	6	1.80	1.69	0.11	7
Cash dividends paid per common share	0.24	0.24	—	—	0.48	0.44	0.04	9
Average common shares outstanding:
Diluted	505,560	522,479	(16,919)	(3)	507,975	524,646	(16,671)	(3)
Basic	501,374	516,968	(15,594)	(3)	503,428	518,983	(15,555)	(3)

1 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.
2 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2016	2016	Amount	% [2]	2015	2015	2015
Interest income	$1,424	$1,411	$13	1%	$1,363	$1,333	$1,297
Interest expense	136	129	7	5	117	122	130
NET INTEREST INCOME	1,288	1,282	6	—	1,246	1,211	1,167
Provision for credit losses	146	101	45	45	51	32	26
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,142	1,181	(39)	(3)	1,195	1,179	1,141
NONINTEREST INCOME
Service charges on deposit accounts	162	153	9	6	156	159	156
Other charges and fees	104	93	11	12	92	97	99
Card fees	83	78	5	6	82	83	84
Investment banking income	126	98	28	29	104	115	145
Trading income	34	55	(21)	(38)	42	31	54
Trust and investment management income	75	75	—	—	79	86	84
Retail investment services	72	69	3	4	71	77	80
Mortgage production related income	111	60	51	85	53	58	76
Mortgage servicing related income	52	62	(10)	(16)	56	40	30
Net securities gains	4	—	4	NM	—	7	14
Other noninterest income	75	38	37	97	30	58	52
Total noninterest income	898	781	117	15	765	811	874
NONINTEREST EXPENSE
Employee compensation and benefits	763	774	(11)	(1)	690	725	756
Outside processing and software	202	198	4	2	222	200	204
Net occupancy expense	78	85	(7)	(8)	86	86	85
Equipment expense	42	40	2	5	41	41	42
FDIC premium/regulatory exams	44	36	8	22	35	32	35
Marketing and customer development	38	44	(6)	(14)	48	42	34
Operating losses	25	24	1	4	22	3	16
Amortization	11	10	1	10	17	9	7
Other noninterest expense	142	107	35	33	127	126	149
Total noninterest expense	1,345	1,318	27	2	1,288	1,264	1,328
INCOME BEFORE PROVISION FOR INCOME TAXES	695	644	51	8	672	726	687
Provision for income taxes	201	195	6	3	185	187	202
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	494	449	45	10	487	539	485
Net income attributable to noncontrolling interest	2	2	—	—	3	2	2
NET INCOME	$492	$447	$45	10%	$484	$537	$483
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$475	$430	$45	10%	$467	$519	$467
Net interest income-FTE [1]	1,323	1,318	5	—	1,281	1,247	1,203
Total revenue	2,186	2,063	123	6	2,011	2,022	2,041
Total revenue-FTE [1]	2,221	2,099	122	6	2,046	2,058	2,077
Net income per average common share:
Diluted	0.94	0.84	0.10	12	0.91	1.00	0.89
Basic	0.95	0.85	0.10	12	0.92	1.01	0.90
Cash dividends paid per common share	0.24	0.24	—	—	0.24	0.24	0.24
Average common shares outstanding:
Diluted	505,560	509,931	(4,371)	(1)	514,507	518,677	522,479
Basic	501,374	505,482	(4,108)	(1)	508,536	513,010	516,968

1 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.
2 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	June 30		(Decrease)/Increase
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2016	2015	Amount	% [2]
ASSETS
Cash and due from banks	$4,134	$5,915	($1,781)	(30)%
Federal funds sold and securities borrowed or purchased under agreements to resell	1,107	1,350	(243)	(18)
Interest-bearing deposits in other banks	24	23	1	4
Trading assets and derivative instruments	7,031	6,438	593	9
Securities available for sale	29,336	27,113	2,223	8
Loans held for sale ("LHFS")	2,468	2,457	11	—
Loans held for investment:
Commercial and industrial ("C&I")	68,603	65,713	2,890	4
Commercial real estate ("CRE")	6,228	6,058	170	3
Commercial construction	2,617	1,530	1,087	71
Residential mortgages - guaranteed	534	625	(91)	(15)
Residential mortgages - nonguaranteed	26,037	24,038	1,999	8
Residential home equity products	12,481	13,672	(1,191)	(9)
Residential construction	397	401	(4)	(1)
Consumer student - guaranteed	5,562	4,401	1,161	26
Consumer other direct	6,825	5,329	1,496	28
Consumer indirect	11,195	9,834	1,361	14
Consumer credit cards	1,177	937	240	26
Total loans held for investment	141,656	132,538	9,118	7
Allowance for loan and lease losses ("ALLL")	(1,774)	(1,834)	(60)	(3)
Net loans held for investment	139,882	130,704	9,178	7
Goodwill	6,337	6,337	—	—
MSRs	1,061	1,393	(332)	(24)
Other assets	7,693	7,128	565	8
Total assets [1]	$199,073	$188,858	$10,215	5%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,466	$42,773	($307)	(1)%
Interest-bearing consumer and commercial deposits:
NOW accounts	39,869	35,125	4,744	14
Money market accounts	53,410	49,586	3,824	8
Savings	6,343	6,263	80	1
Consumer time	5,836	6,398	(562)	(9)
Other time	3,855	3,777	78	2
Total consumer and commercial deposits	151,779	143,922	7,857	5
Brokered time deposits	972	865	107	12
Foreign deposits	—	150	(150)	(100)
Total deposits	152,751	144,937	7,814	5
Funds purchased	1,352	1,011	341	34
Securities sold under agreements to repurchase	1,622	1,858	(236)	(13)
Other short-term borrowings	1,883	3,248	(1,365)	(42)
Long-term debt	12,264	10,109	2,155	21
Trading liabilities and derivative instruments	1,426	1,308	118	9
Other liabilities	3,311	3,164	147	5
Total liabilities	174,609	165,635	8,974	5
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	1,225	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid-in capital	9,003	9,080	(77)	(1)
Retained earnings	15,353	13,944	1,409	10
Treasury stock, at cost, and other	(1,900)	(1,282)	618	48
Accumulated other comprehensive income/(loss), net of tax	233	(294)	527	NM
Total shareholders' equity	24,464	23,223	1,241	5
Total liabilities and shareholders' equity	$199,073	$188,858	$10,215	5%

Common shares outstanding	501,412	518,045	(16,633)	(3)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	12	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	48,509	31,876	16,633	52
1 Includes earning assets of $178,852 and $168,499 at June 30, 2016 and 2015, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2016	2016	Amount	% [2]	2015	2015	2015
ASSETS
Cash and due from banks	$4,134	$3,074	$1,060	34%	$4,299	$3,788	$5,915
Federal funds sold and securities borrowed or purchased under agreements to resell	1,107	1,229	(122)	(10)	1,277	1,105	1,350
Interest-bearing deposits in other banks	24	24	—	—	23	23	23
Trading assets and derivative instruments	7,031	7,050	(19)	—	6,119	6,537	6,438
Securities available for sale	29,336	28,188	1,148	4	27,825	27,270	27,113
LHFS	2,468	1,911	557	29	1,838	2,032	2,457
Loans held for investment:
C&I	68,603	68,963	(360)	(1)	67,062	65,371	65,713
CRE	6,228	6,034	194	3	6,236	6,168	6,058
Commercial construction	2,617	2,498	119	5	1,954	1,763	1,530
Residential mortgages - guaranteed	534	623	(89)	(14)	629	627	625
Residential mortgages - nonguaranteed	26,037	25,148	889	4	24,744	24,351	24,038
Residential home equity products	12,481	12,845	(364)	(3)	13,171	13,416	13,672
Residential construction	397	383	14	4	384	394	401
Consumer student - guaranteed	5,562	5,265	297	6	4,922	4,588	4,401
Consumer other direct	6,825	6,372	453	7	6,127	5,771	5,329
Consumer indirect	11,195	10,522	673	6	10,127	10,119	9,834
Consumer credit cards	1,177	1,093	84	8	1,086	992	937
Total loans held for investment	141,656	139,746	1,910	1	136,442	133,560	132,538
ALLL	(1,774)	(1,770)	4	—	(1,752)	(1,786)	(1,834)
Net loans held for investment	139,882	137,976	1,906	1	134,690	131,774	130,704
Goodwill	6,337	6,337	—	—	6,337	6,337	6,337
MSRs	1,061	1,182	(121)	(10)	1,307	1,262	1,393
Other assets	7,693	7,187	506	7	7,102	6,908	7,128
Total assets [1]	$199,073	$194,158	$4,915	3%	$190,817	$187,036	$188,858
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,466	$42,256	$210	—%	$42,272	$41,487	$42,773
Interest-bearing consumer and commercial deposits:
NOW accounts	39,869	39,273	596	2	38,990	36,164	35,125
Money market accounts	53,410	53,327	83	—	51,783	51,628	49,586
Savings	6,343	6,418	(75)	(1)	6,057	6,133	6,263
Consumer time	5,836	6,085	(249)	(4)	6,108	6,205	6,398
Other time	3,855	3,905	(50)	(1)	3,711	3,720	3,777
Total consumer and commercial deposits	151,779	151,264	515	—	148,921	145,337	143,922
Brokered time deposits	972	897	75	8	899	884	865
Foreign deposits	—	—	—	—	10	150	150
Total deposits	152,751	152,161	590	—	149,830	146,371	144,937
Funds purchased	1,352	1,497	(145)	(10)	1,949	1,329	1,011
Securities sold under agreements to repurchase	1,622	1,774	(152)	(9)	1,654	1,536	1,858
Other short-term borrowings	1,883	1,673	210	13	1,024	1,077	3,248
Long-term debt	12,264	8,514	3,750	44	8,462	8,444	10,109
Trading liabilities and derivative instruments	1,426	1,536	(110)	(7)	1,263	1,330	1,308
Other liabilities	3,311	2,950	361	12	3,198	3,285	3,164
Total liabilities	174,609	170,105	4,504	3	167,380	163,372	165,635
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	1,225	1,225
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid-in capital	9,003	9,017	(14)	—	9,094	9,087	9,080
Retained earnings	15,353	14,999	354	2	14,686	14,341	13,944
Treasury stock, at cost, and other	(1,900)	(1,759)	141	8	(1,658)	(1,451)	(1,282)
Accumulated other comprehensive income/(loss), net of tax	233	21	212	NM	(460)	(88)	(294)
Total shareholders’ equity	24,464	24,053	411	2	23,437	23,664	23,223
Total liabilities and shareholders’ equity	$199,073	$194,158	$4,915	3%	$190,817	$187,036	$188,858

Common shares outstanding	501,412	505,443	(4,031)	(1)%	508,712	514,106	518,045
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	12	12
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	48,509	44,478	4,031	9	41,209	35,815	31,876
1 Includes earning assets of $178,852, $175,710, $172,114, $168,555, and $168,499 at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	June 30, 2016			March 31, 2016			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I")	$68,918	$533	3.11%	$68,058	$529	3.13%	$860	(0.02)	$3,175	0.12
Commercial real estate ("CRE")	6,055	44	2.91	6,066	44	2.91	(11)	—	(91)	0.10
Commercial construction	2,589	21	3.25	2,232	18	3.28	357	(0.03)	1,070	0.07
Residential mortgages - guaranteed	580	6	3.98	641	6	3.80	(61)	0.18	(51)	0.13
Residential mortgages - nonguaranteed	25,408	241	3.80	24,712	236	3.81	696	(0.01)	1,929	(0.06)
Residential home equity products	12,464	122	3.95	12,849	126	3.95	(385)	—	(1,193)	0.27
Residential construction	376	4	4.41	368	4	4.42	8	(0.01)	(6)	(0.42)
Consumer student - guaranteed	5,412	54	3.98	5,092	50	3.98	320	—	1,067	0.24
Consumer other direct	6,590	74	4.54	6,239	70	4.48	351	0.06	1,450	0.27
Consumer indirect	10,771	90	3.37	10,279	87	3.39	492	(0.02)	487	0.17
Consumer credit cards	1,125	29	10.09	1,077	28	10.31	48	(0.22)	221	0.24
Nonaccrual	950	4	1.67	759	5	2.72	191	(1.05)	351	(3.66)
Total loans held for investment	141,238	1,222	3.48	138,372	1,203	3.50	2,866	(0.02)	8,409	0.11
Securities available for sale:
Taxable	27,910	160	2.29	27,164	162	2.39	746	(0.10)	1,735	0.23
Tax-exempt	151	1	3.60	151	1	3.64	—	(0.04)	(29)	(0.12)
Total securities available for sale	28,061	161	2.29	27,315	163	2.39	746	(0.10)	1,706	0.21
Federal funds sold and securities borrowed or purchased under agreements to resell	1,227	—	0.17	1,234	—	0.18	(7)	(0.01)	7	0.17
Loans held for sale ("LHFS")	2,015	18	3.61	1,816	19	4.15	199	(0.54)	(742)	0.26
Interest-bearing deposits in other banks	23	—	0.29	23	—	0.47	—	(0.18)	—	0.16
Interest earning trading assets	5,491	23	1.65	5,429	26	1.86	62	(0.21)	214	(0.02)
Total earning assets	178,055	1,424	3.22	174,189	1,411	3.26	3,866	(0.04)	9,594	0.13
Allowance for loan and lease losses ("ALLL")	(1,756)			(1,750)			(6)		108
Cash and due from banks	5,127			4,015			1,112		(82)
Other assets	14,675			14,639			36		26
Noninterest earning trading assets and derivative instruments	1,529			1,387			142		264
Unrealized gains on securities available for sale, net	677			534			143		87
Total assets	$198,307			$193,014			$5,293		$9,997
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$41,691	$13	0.12%	$37,994	$10	0.10%	$3,697	0.02	$7,335	0.03
Money market accounts	53,186	25	0.19	53,063	24	0.18	123	0.01	3,659	0.02
Savings	6,399	1	0.02	6,179	—	0.03	220	(0.01)	118	(0.01)
Consumer time	5,984	11	0.76	6,104	12	0.79	(120)	(0.03)	(561)	(0.01)
Other time	3,881	10	1.03	3,813	10	1.04	68	(0.01)	42	—
Total interest-bearing consumer and commercial deposits	111,141	60	0.22	107,153	56	0.21	3,988	0.01	10,593	0.01
Brokered time deposits	913	3	1.35	898	3	1.37	15	(0.02)	38	(0.04)
Foreign deposits	46	—	0.34	4	—	0.33	42	0.01	(197)	0.22
Total interest-bearing deposits	112,100	63	0.23	108,055	59	0.22	4,045	0.01	10,434	0.01
Funds purchased	1,032	1	0.36	1,399	1	0.35	(367)	0.01	322	0.26
Securities sold under agreements to repurchase	1,718	2	0.40	1,819	2	0.40	(101)	—	(109)	0.20
Interest-bearing trading liabilities	1,006	6	2.39	1,017	6	2.56	(11)	(0.17)	81	(0.05)
Other short-term borrowings	1,220	—	0.20	2,351	2	0.32	(1,131)	(0.12)	(362)	0.06
Long-term debt	10,517	64	2.46	8,637	59	2.73	1,880	(0.27)	(1,893)	0.28
Total interest-bearing liabilities	127,593	136	0.43	123,278	129	0.42	4,315	0.01	8,473	(0.01)
Noninterest-bearing deposits	43,025			42,076			949		722
Other liabilities	3,217			3,321			(104)		(18)
Noninterest-bearing trading liabilities and derivative instruments	454			542			(88)		41
Shareholders’ equity	24,018			23,797			221		779
Total liabilities and shareholders’ equity	$198,307			$193,014			$5,293		$9,997
Interest Rate Spread			2.79%			2.84%		(0.05)		0.14
Net Interest Income		$1,288			$1,282
Net Interest Income-FTE [2]		$1,323			$1,318
Net Interest Margin [3]			2.91%			2.96%		(0.05)		0.13
Net Interest Margin-FTE [2,3]			2.99			3.04		(0.05)		0.13

1 Interest income includes loan fees of $41 million and $43 million for the three months ended June 30, 2016 and March 31, 2016, respectively.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for both the three months ended June 30, 2016 and March 31, 2016 was attributed to C&I loans.
3 Net interest margin is calculated by dividing annualized net interest income by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	December 31, 2015			September 30, 2015			June 30, 2015
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I	$66,405	$508	3.04%	$65,269	$499	3.04%	$65,743	$490	2.99%
CRE	6,072	43	2.78	6,024	43	2.85	6,146	43	2.81
Commercial construction	1,936	15	3.05	1,609	13	3.12	1,519	12	3.18
Residential mortgages - guaranteed	647	7	4.49	630	5	3.14	631	6	3.85
Residential mortgages - nonguaranteed	24,325	232	3.82	24,109	232	3.85	23,479	226	3.86
Residential home equity products	13,161	125	3.78	13,381	126	3.72	13,657	125	3.68
Residential construction	376	4	4.65	379	5	4.68	382	5	4.83
Consumer student - guaranteed	4,745	46	3.86	4,494	43	3.83	4,345	41	3.74
Consumer other direct	5,924	65	4.34	5,550	61	4.33	5,140	55	4.27
Consumer indirect	10,098	85	3.35	9,968	83	3.29	10,284	82	3.20
Consumer credit cards	1,024	26	10.17	965	24	10.14	904	22	9.85
Nonaccrual	501	5	3.86	459	5	4.49	599	8	5.33
Total loans held for investment	135,214	1,161	3.41	132,837	1,139	3.40	132,829	1,115	3.37
Securities available for sale:
Taxable	26,823	162	2.42	26,621	151	2.27	26,175	135	2.06
Tax-exempt	161	1	3.67	170	2	3.69	180	2	3.72
Total securities available for sale	26,984	163	2.42	26,791	153	2.28	26,355	137	2.08
Federal funds sold and securities borrowed or purchased under agreements to resell	1,127	—	0.01	1,100	—	0.03	1,220	—	—
LHFS	1,728	16	3.70	2,288	20	3.60	2,757	23	3.35
Interest-bearing deposits in other banks	23	—	0.09	22	—	0.14	23	—	0.13
Interest earning trading assets	5,186	23	1.73	5,296	21	1.57	5,277	22	1.67
Total earning assets	170,262	1,363	3.18	168,334	1,333	3.14	168,461	1,297	3.09
ALLL	(1,764)			(1,804)			(1,864)
Cash and due from banks	4,965			5,729			5,209
Other assets	14,525			14,522			14,649
Noninterest earning trading assets and derivative instruments	1,230			1,165			1,265
Unrealized gains on securities available for sale, net	438			395			590
Total assets	$189,656			$188,341			$188,310
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$37,293	$9	0.09%	$35,784	$8	0.09%	$34,356	$8	0.09%
Money market accounts	52,250	21	0.16	51,064	21	0.16	49,527	21	0.17
Savings	6,095	—	0.03	6,203	—	0.03	6,281	—	0.03
Consumer time	6,156	12	0.77	6,286	12	0.75	6,545	13	0.77
Other time	3,721	10	1.02	3,738	10	1.01	3,839	10	1.03
Total interest-bearing consumer and commercial deposits	105,515	52	0.19	103,075	51	0.20	100,548	52	0.21
Brokered time deposits	890	3	1.38	870	3	1.38	875	3	1.39
Foreign deposits	156	—	0.14	140	—	0.13	243	—	0.12
Total interest-bearing deposits	106,561	55	0.20	104,085	54	0.21	101,666	55	0.22
Funds purchased	869	—	0.15	672	—	0.10	710	—	0.10
Securities sold under agreements to repurchase	1,773	1	0.21	1,765	1	0.22	1,827	1	0.20
Interest-bearing trading liabilities	878	5	2.40	840	6	2.55	925	6	2.44
Other short-term borrowings	1,113	—	0.09	2,172	1	0.16	1,582	1	0.14
Long-term debt	8,450	56	2.62	9,680	60	2.47	12,410	67	2.18
Total interest-bearing liabilities	119,644	117	0.39	119,214	122	0.41	119,120	130	0.44
Noninterest-bearing deposits	42,648			42,151			42,303
Other liabilities	3,393			3,198			3,235
Noninterest-bearing trading liabilities and derivative instruments	388			394			413
Shareholders’ equity	23,583			23,384			23,239
Total liabilities and shareholders’ equity	$189,656			$188,341			$188,310
Interest Rate Spread			2.79%			2.73%			2.65%
Net Interest Income		$1,246			$1,211			$1,167
Net Interest Income-FTE [2]		$1,281			$1,247			$1,203
Net Interest Margin [3]			2.90%			2.86%			2.78%
Net Interest Margin-FTE [2,3]			2.98			2.94			2.86

[1]	Interest income includes loan fees of $47 million, $50 million, and $48 million for the three months ended December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

[2]
See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for the three months ended December 31, 2015, September 30, 2015, and June 30, 2015 was attributed to C&I loans.

[3]	Net interest margin is calculated by dividing annualized net interest income by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Six Months Ended
	June 30, 2016			June 30, 2015			Increase/(Decrease)
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I	$68,488	$1,063	3.12%	$65,734	$966	2.97%	$2,754	0.15
CRE	6,061	88	2.91	6,309	87	2.79	(248)	0.12
Commercial construction	2,410	39	3.26	1,431	23	3.17	979	0.09
Residential mortgages - guaranteed	610	12	3.89	634	12	3.71	(24)	0.18
Residential mortgages - nonguaranteed	25,060	476	3.80	23,293	449	3.85	1,767	(0.05)
Residential home equity products	12,657	248	3.95	13,804	250	3.66	(1,147)	0.29
Residential construction	372	8	4.42	390	10	5.02	(18)	(0.60)
Consumer student - guaranteed	5,252	104	3.98	4,549	84	3.72	703	0.26
Consumer other direct	6,414	144	4.51	4,945	104	4.26	1,469	0.25
Consumer indirect	10,525	177	3.38	10,495	165	3.16	30	0.22
Consumer credit cards	1,101	56	10.20	892	44	9.84	209	0.36
Nonaccrual	855	9	2.14	606	12	4.11	249	(1.97)
Total loans held for investment	139,805	2,424	3.49	133,082	2,206	3.34	6,723	0.15
Securities available for sale:
Taxable	27,537	321	2.33	25,927	274	2.11	1,610	0.22
Tax-exempt	151	3	3.62	186	3	3.72	(35)	(0.10)
Total securities available for sale	27,688	324	2.34	26,113	277	2.12	1,575	0.22
Federal funds sold and securities borrowed or purchased under agreements to resell	1,231	1	0.17	1,181	—	—	50	0.17
LHFS	1,915	37	3.87	2,694	45	3.34	(779)	0.53
Interest-bearing deposits in other banks	23	—	0.38	23	—	0.12	—	0.26
Interest earning trading assets	5,460	48	1.75	5,228	41	1.58	232	0.17
Total earning assets	176,122	2,834	3.24	168,321	2,569	3.08	7,801	0.16
ALLL	(1,753)			(1,887)			134
Cash and due from banks	4,571			5,884			(1,313)
Other assets	14,657			14,534			123
Noninterest earning trading assets and derivative instruments	1,458			1,333			125
Unrealized gains on securities available for sale, net	606			600			6
Total assets	$195,661			$188,785			$6,876
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$39,842	$22	0.11%	$33,761	$15	0.09%	$6,081	0.02
Money market accounts	53,125	49	0.18	49,361	43	0.17	3,764	0.01
Savings	6,289	1	0.02	6,182	1	0.03	107	(0.01)
Consumer time	6,044	23	0.78	6,668	25	0.77	(624)	0.01
Other time	3,847	20	1.04	3,898	20	1.02	(51)	0.02
Total interest-bearing consumer and commercial deposits	109,147	115	0.21	99,870	104	0.21	9,277	—
Brokered time deposits	906	6	1.36	895	6	1.45	11	(0.09)
Foreign deposits	25	—	0.34	288	—	0.12	(263)	0.22
Total interest-bearing deposits	110,078	121	0.22	101,053	110	0.22	9,025	—
Funds purchased	1,216	2	0.35	874	1	0.10	342	0.25
Securities sold under agreements to repurchase	1,768	4	0.40	1,874	2	0.20	(106)	0.20
Interest-bearing trading liabilities	1,012	12	2.48	904	11	2.41	108	0.07
Other short-term borrowings	1,785	3	0.28	2,635	2	0.17	(850)	0.11
Long-term debt	9,577	123	2.58	12,712	136	2.15	(3,135)	0.43
Total interest-bearing liabilities	125,436	265	0.42	120,052	262	0.44	5,384	(0.02)
Noninterest-bearing deposits	42,551			41,800			751
Other liabilities	3,269			3,257			12
Noninterest-bearing trading liabilities and derivative instruments	498			470			28
Shareholders’ equity	23,907			23,206			701
Total liabilities and shareholders’ equity	$195,661			$188,785			$6,876
Interest Rate Spread			2.82%			2.64%		0.18
Net Interest Income		$2,569			$2,307
Net Interest Income-FTE [2]		$2,640			$2,378
Net Interest Margin [3]			2.93%			2.76%		0.17
Net Interest Margin-FTE [2,3]			3.01			2.85		0.16

1 Interest income includes loan fees of $84 million and $92 million for the six months ended June 30, 2016 and 2015, respectively.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for both the six months ended June 30, 2016 and 2015 was attributed to C&I loans.
3 Net interest margin is calculated by dividing annualized net interest income by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended				Six Months Ended
	June 30		(Decrease)/Increase		June 30		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2016	2015	Amount	% [4]	2016	2015	Amount	% [4]
CREDIT DATA
Allowance for credit losses, beginning of period	$1,831	$1,947	($116)	(6)%	$1,815	$1,991	($176)	(9)%
Provision/(benefit) for unfunded commitments	5	(2)	7	NM	3	(2)	5	NM
Provision/(benefit) for loan losses:
Commercial	114	33	81	NM	212	40	172	NM
Residential	(4)	(16)	12	75	(37)	9	(46)	NM
Consumer	31	11	20	NM	68	35	33	94
Total provision for loan losses	141	28	113	NM	243	84	159	NM
Charge-offs:
Commercial	(99)	(31)	68	NM	(131)	(59)	72	NM
Residential	(33)	(61)	(28)	(46)	(73)	(129)	(56)	(43)
Consumer	(35)	(31)	4	13	(74)	(66)	8	12
Total charge-offs	(167)	(123)	44	36	(278)	(254)	24	9
Recoveries:
Commercial	9	15	(6)	(40)	19	26	(7)	(27)
Residential	9	10	(1)	(10)	15	19	(4)	(21)
Consumer	12	11	1	9	23	22	1	5
Total recoveries	30	36	(6)	(17)	57	67	(10)	(15)
Net charge-offs	(137)	(87)	50	57	(221)	(187)	34	18
Allowance for credit losses, end of period	$1,840	$1,886	($46)	(2)%	$1,840	$1,886	($46)	(2)%
Components:
Allowance for loan and lease losses ("ALLL")					$1,774	$1,834	($60)	(3)%
Unfunded commitments reserve					66	52	14	27
Allowance for credit losses					$1,840	$1,886	($46)	(2)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.46%	0.09%	0.37	NM	0.29%	0.09%	0.20	NM
Residential	0.24	0.53	(0.29)	(55)%	0.30	0.57	(0.27)	(47)%
Consumer	0.39	0.38	0.01	3	0.44	0.42	0.02	5
Total net charge-offs to total average loans held for investment	0.39	0.26	0.13	50	0.32	0.28	0.04	14
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial					$503	$158	$345	NM
Residential					433	318	115	36%
Consumer					8	5	3	60
Total nonaccrual/NPLs					944	481	463	96
Other real estate owned (“OREO”)					49	72	(23)	(32)
Other repossessed assets					8	6	2	33
Nonperforming loans held for sale ("nonperforming LHFS")					—	98	(98)	(100)
Total nonperforming assets ("NPAs")					$1,001	$657	$344	52%
Accruing restructured loans					$2,541	$2,576	($35)	(1)%
Nonaccruing restructured loans					307	185	122	66
Accruing loans held for investment past due > 90 days (guaranteed)					999	871	128	15
Accruing loans held for investment past due > 90 days (non-guaranteed)					42	39	3	8
Accruing LHFS past due > 90 days					1	1	—	—
NPLs to total loans held for investment					0.67%	0.36%	0.31	86%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS					0.71	0.49	0.22	45
ALLL to period-end loans held for investment [1,2]					1.25	1.39	(0.14)	(10)
ALLL to period-end loans held for investment, excluding government-guaranteed and fair value loans [1,3]					1.31	1.44	(0.13)	(9)
ALLL to NPLs [1,2]					1.89x	3.82x	(1.93x)	(51)
ALLL to annualized net charge-offs [1]	3.22x	5.23x	(2.01x)	(38)	3.98x	4.87x	(0.89x)	(18)

1 This ratio is computed using the allowance for loan and lease losses ("ALLL").
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for additional information and a reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	June 30	March 31	Increase/(decrease)		December 31	September 30	June 30
(Dollars in millions) (Unaudited)	2016	2016	Amount	% [4]	2015	2015	2015
CREDIT DATA
Allowance for credit losses, beginning of period	$1,831	$1,815	$16	1%	$1,847	$1,886	$1,947
Provision/(benefit) for unfunded commitments	5	(2)	7	NM	2	9	(2)
Provision/(benefit) for loan losses:
Commercial	114	98	16	16	59	33	33
Residential	(4)	(32)	28	88	(37)	(39)	(16)
Consumer	31	37	(6)	(16)	27	29	11
Total provision for loan losses	141	103	38	37	49	23	28
Charge-offs:
Commercial	(99)	(32)	67	NM	(35)	(23)	(31)
Residential	(33)	(41)	(8)	(20)	(41)	(47)	(61)
Consumer	(35)	(39)	(4)	(10)	(38)	(32)	(31)
Total charge-offs	(167)	(112)	55	49	(114)	(102)	(123)
Recoveries:
Commercial	9	10	(1)	(10)	10	10	15
Residential	9	6	3	50	11	11	10
Consumer	12	11	1	9	10	10	11
Total recoveries	30	27	3	11	31	31	36
Net charge-offs	(137)	(85)	52	61	(83)	(71)	(87)
Allowance for credit losses, end of period	$1,840	$1,831	$9	—%	$1,815	$1,847	$1,886
Components:
ALLL	$1,774	$1,770	$4	—%	$1,752	$1,786	$1,834
Unfunded commitments reserve	66	61	5	8	63	61	52
Allowance for credit losses	$1,840	$1,831	$9	—%	$1,815	$1,847	$1,886
Net charge-offs to average loans held for investment (annualized):
Commercial	0.46%	0.12%	0.34	NM	0.13%	0.07%	0.09%
Residential	0.24	0.36	(0.12)	(33)%	0.30	0.37	0.53
Consumer	0.39	0.49	(0.10)	(20)	0.51	0.42	0.38
Total net charge-offs to total average loans held for investment	0.39	0.25	0.14	56	0.24	0.21	0.26
Period Ended
Nonaccrual/NPLs:
Commercial	$503	$577	($74)	(13)%	$319	$138	$158
Residential	433	390	43	11	344	318	318
Consumer	8	8	—	—	9	7	5
Total nonaccrual/NPLs	944	975	(31)	(3)	672	463	481
OREO	49	52	(3)	(6)	56	62	72
Other repossessed assets	8	8	—	—	7	7	6
Nonperforming LHFS	—	—	—	—	—	—	98
Total NPAs	$1,001	$1,035	($34)	(3)%	$735	$532	$657
Accruing restructured loans	$2,541	$2,569	($28)	(1)%	$2,603	$2,571	$2,576
Nonaccruing restructured loans	307	233	74	32	176	182	185
Accruing loans held for investment past due > 90 days (guaranteed)	999	962	37	4	939	873	871
Accruing loans held for investment past due > 90 days (non-guaranteed)	42	34	8	24	42	32	39
Accruing LHFS past due > 90 days	1	1	—	—	—	1	1
NPLs to total loans held for investment	0.67%	0.70%	(0.03)	(4)%	0.49%	0.35%	0.36%
NPAs to total loans held for investment plus OREO, other repossessed assets, and nonperforming LHFS	0.71	0.74	(0.03)	(4)	0.54	0.40	0.49
ALLL to period-end loans held for investment [1,2]	1.25	1.27	(0.02)	(2)	1.29	1.34	1.39
ALLL to period-end loans held for investment, excluding government-guaranteed and fair value loans [1,3]	1.31	1.32	(0.01)	(1)	1.34	1.39	1.44
ALLL to NPLs [1,2]	1.89x	1.83x	0.06x	3	2.62x	3.87x	3.82x
ALLL to annualized net charge-offs [1]	3.22x	5.20x	(1.98x)	(38)	5.33x	6.33x	5.23x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for additional information and a reconciliation of non-U.S. GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	MSRs - Fair Value	Other	Total	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,181	$12	$1,193	$1,206	$13	$1,219
Amortization	—	(2)	(2)	—	(3)	(3)
Servicing rights originated	71	13	84	117	13	130
Servicing rights purchased	53	—	53	109	—	109
Fair value changes due to inputs and assumptions [1]	150	—	150	72	—	72
Other changes in fair value [2]	(61)	—	(61)	(109)	—	(109)
Servicing rights sold	(1)	—	(1)	(2)	—	(2)
Balance, June 30, 2015	$1,393	$23	$1,416	$1,393	$23	$1,416

Balance, beginning of period	$1,182	$16	$1,198	$1,307	$18	$1,325
Amortization	—	(2)	(2)	—	(4)	(4)
Servicing rights originated	64	—	64	110	—	110
Servicing rights purchased	—	—	—	77	—	77
Fair value changes due to inputs and assumptions [1]	(129)	—	(129)	(333)	—	(333)
Other changes in fair value [2]	(56)	—	(56)	(99)	—	(99)
Servicing rights sold	—	—	—	(1)	—	(1)
Balance, June 30, 2016	$1,061	$14	$1,075	$1,061	$14	$1,075
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
(Shares in thousands) (Unaudited)	2016	2016	2015	2015	2015
COMMON SHARES ROLLFORWARD
Balance, beginning of period	505,443	508,712	514,106	518,045	522,031
Common shares issued for employee benefit plans	752	991	2	85	227
Repurchase of common stock	(4,783)	(4,260)	(5,396)	(4,024)	(4,213)
Balance, end of period	501,412	505,443	508,712	514,106	518,045

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES [1]

	Three Months Ended					Six Months Ended
	June 30	March 31	December 31	September 30	June 30	June 30
(Dollars in millions) (Unaudited)	2016	2016	2015	2015	2015	2016	2015
Net interest income	$1,288	$1,282	$1,246	$1,211	$1,167	$2,569	$2,307
Fully taxable-equivalent ("FTE") adjustment	35	36	35	36	36	71	71
Net interest income-FTE [2]	1,323	1,318	1,281	1,247	1,203	2,640	2,378
Noninterest income	898	781	765	811	874	1,680	1,692
Total revenue-FTE [2]	$2,221	$2,099	$2,046	$2,058	$2,077	$4,320	$4,070

Return on average common shareholders’ equity [3]	8.43%	7.71%	8.32%	9.34%	8.54%	8.07%	8.09%
Impact of removing average intangible assets and related amortization, other than MSRs and other servicing rights	3.11	2.89	3.17	3.61	3.34	3.00	3.17
Return on average tangible common shareholders' equity [4]	11.54%	10.60%	11.49%	12.95%	11.88%	11.07%	11.26%

Net interest margin	2.91%	2.96%	2.90%	2.86%	2.78%	2.93%	2.76%
Impact of FTE adjustment	0.08	0.08	0.08	0.08	0.08	0.08	0.09
Net interest margin-FTE [2]	2.99%	3.04%	2.98%	2.94%	2.86%	3.01%	2.85%

Noninterest expense	$1,345	$1,318	$1,288	$1,264	$1,328	$2,663	$2,608
Total revenue	2,186	2,063	2,011	2,022	2,041	4,249	3,999
Efficiency ratio [5]	61.53%	63.89%	64.05%	62.51%	65.07%	62.67%	65.22%
Impact of FTE adjustment	(0.97)	(1.08)	(1.09)	(1.07)	(1.15)	(1.02)	(1.15)
Efficiency ratio-FTE [2,5]	60.56%	62.81%	62.96%	61.44%	63.92%	61.65%	64.07%
Impact of excluding amortization related to intangible assets and certain tax credits	(0.51)	(0.48)	(0.85)	(0.45)	(0.33)	(0.49)	(0.32)
Tangible efficiency ratio-FTE [2,6]	60.05%	62.33%	62.11%	60.99%	63.59%	61.16%	63.75%

Basel III Common Equity Tier 1 ("CET1") ratio (transitional) [7]	9.84%	9.90%	9.96%	10.04%	9.93%
Impact of MSRs and other under fully phased-in approach	(0.14)	(0.13)	(0.16)	(0.15)	(0.17)
Basel III fully phased-in CET1 ratio [7]	9.70%	9.77%	9.80%	9.89%	9.76%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents net interest income-FTE, total revenue-FTE, net interest margin-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income.
3 Beginning January 1, 2016, noncontrolling interest was removed from common shareholders' equity in the calculation to provide a more accurate measure of the Company's return on common equity. Accordingly, amounts for periods prior to January 1, 2016 have been updated for consistent presentation.
4 The Company presents return on average tangible common shareholders' equity, which removes the after-tax impact of purchase accounting intangible assets from average common shareholders' equity and removes related intangible asset amortization from net income available to common shareholders. The Company believes this measure is useful to investors because, by removing the amount of intangible assets and amortization expense (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. This measure is utilized by management to assess the profitability of the Company.
5 Efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE.
6 The Company presents a tangible efficiency ratio, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
7 Current period Basel III capital ratios are estimated as of the earnings release date. Fully phased-in ratios consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes these measures may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements.

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES, continued [1]

	June 30	March 31	December 31	September 30	June 30
(Dollars in millions, except per share data) (Unaudited)	2016	2016	2015	2015	2015
Total shareholders' equity	$24,464	$24,053	$23,437	$23,664	$23,223
Goodwill, net of deferred taxes of $246 million, $243 million, $240 million, $237 million, and $234 million, respectively	(6,091)	(6,094)	(6,097)	(6,100)	(6,103)
Other intangible assets (including MSRs and other servicing rights), net of deferred taxes of $2 million, $3 million, $3 million, $4 million, and $4 million, respectively	(1,073)	(1,195)	(1,322)	(1,279)	(1,412)
MSRs and other servicing rights	1,067	1,189	1,316	1,272	1,406
Tangible equity	18,367	17,953	17,334	17,557	17,114
Noncontrolling interest	(103)	(101)	(108)	(106)	(108)
Preferred stock	(1,225)	(1,225)	(1,225)	(1,225)	(1,225)
Tangible common equity	$17,039	$16,627	$16,001	$16,226	$15,781

Total assets	$199,073	$194,158	$190,817	$187,036	$188,858
Goodwill	(6,337)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,075)	(1,198)	(1,325)	(1,282)	(1,416)
MSRs and other servicing rights	1,067	1,189	1,316	1,272	1,406
Tangible assets	$192,728	$187,812	$184,471	$180,689	$182,511
Tangible equity to tangible assets [2]	9.53%	9.56%	9.40%	9.72%	9.38%
Tangible common equity to tangible assets [2]	8.84	8.85	8.67	8.98	8.65
Tangible book value per common share [3]	$33.98	$32.90	$31.45	$31.56	$30.46

Total loans held for investment	$141,656	$139,746	$136,442	$133,560	$132,538
Government-guaranteed loans held for investment	(6,096)	(5,888)	(5,551)	(5,215)	(5,026)
Fair value loans held for investment	246	(255)	(257)	(262)	(263)
Total loans held for investment, excluding government-guaranteed and fair value loans	$135,806	$133,603	$130,634	$128,083	$127,249
ALLL to total loans held for investment, excluding government-guaranteed and fair value loans [4]	1.31%	1.32%	1.34%	1.39%	1.44%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, the ratio of tangible equity to tangible assets, and the ratio of tangible common equity to tangible assets, which remove the after-tax impact of purchase accounting intangible assets from shareholders' equity. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy.
3 The Company presents tangible book value per common share, which excludes the after-tax impact of purchase accounting intangible assets and also excludes noncontrolling interest and preferred stock from shareholders' equity. The Company believes this measure is useful to investors because, by removing the amount of intangible assets, noncontrolling interest, and preferred stock (the levels of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.
4 The Company presents a ratio of ALLL to total loans held for investment, excluding government-guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2016	2015	% Change [5]	2016	2015	% Change
Statements of Income:
Net interest income	$705	$675	4%	$1,404	$1,341	5%
FTE adjustment	—	—	—	—	—	—
Net interest income-FTE [1]	705	675	4	1,404	1,341	5
Provision for credit losses [2]	49	9	NM	77	79	(3)
Net interest income-FTE - after provision for credit losses [1]	656	666	(2)	1,327	1,262	5
Noninterest income before net securities gains/(losses)	366	389	(6)	721	752	(4)
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	366	389	(6)	721	752	(4)
Noninterest expense before amortization	757	729	4	1,502	1,457	3
Amortization	1	1	—	1	3	(67)
Total noninterest expense	758	730	4	1,503	1,460	3
Income-FTE - before provision for income taxes [1]	264	325	(19)	545	554	(2)
Provision for income taxes	98	121	(19)	202	206	(2)
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	166	204	(19)	343	348	(1)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$166	$204	(19)	$343	$348	(1)

Total revenue	$1,071	$1,064	1	$2,125	$2,093	2
Total revenue-FTE [1]	1,071	1,064	1	2,125	2,093	2
Selected Average Balances:
Total loans	$42,513	$40,339	5%	$42,054	$40,730	3%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	13	12	8	15	13	15
Total assets	48,181	46,485	4	47,723	46,804	2
Consumer and commercial deposits	97,052	91,235	6	95,171	90,873	5
Performance Ratios:
Efficiency ratio	70.77%	68.60%		70.71%	69.73%
Impact of FTE adjustment	—	—		—	—
Efficiency ratio-FTE [1]	70.77	68.60		70.71	69.73
Impact of excluding amortization and associated funding cost of intangible assets	(1.47)	(1.56)		(1.50)	(1.62)
Tangible efficiency ratio-FTE [1,3]	69.30%	67.04%		69.21%	68.11%
Other Information (End of Period) [4] :
Trust and institutional managed assets				$40,541	$42,587	(5)%
Retail brokerage managed assets				11,751	10,547	11
Total managed assets				52,292	53,134	(2)
Non-managed assets				93,574	93,811	—
Total assets under advisement				$145,866	$146,945	(1)

[1]
Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]
A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[4]
Beginning in the first quarter of 2016, the Company implemented a new policy for the classification and disclosure of assets under advisement. The primary change was related to the reclassification of brokerage assets into managed and non-managed assets. Prior period amounts were restated for comparative purposes.

5 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2016	2015	% Change [4]	2016	2015	% Change [4]
Statements of Income:
Net interest income	$448	$444	1%	$902	$875	3%
FTE adjustment	34	36	(6)	69	70	(1)
Net interest income-FTE [1]	482	480	—	971	945	3
Provision for credit losses [2]	103	30	NM	186	26	NM
Net interest income-FTE - after provision for credit losses [1]	379	450	(16)	785	919	(15)
Noninterest income before net securities gains/(losses)	301	337	(11)	587	622	(6)
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	301	337	(11)	587	622	(6)
Noninterest expense before amortization	403	381	6	802	772	4
Amortization	11	5	NM	20	11	82
Total noninterest expense	414	386	7	822	783	5
Income-FTE - before provision for income taxes [1]	266	401	(34)	550	758	(27)
Provision for income taxes	47	102	(54)	101	188	(46)
FTE adjustment	34	36	(6)	69	70	(1)
Net income including income attributable to noncontrolling interest	185	263	(30)	380	500	(24)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$185	$263	(30)	$380	$500	(24)

Total revenue	$749	$781	(4)	$1,489	$1,497	(1)
Total revenue-FTE [1]	783	817	(4)	1,558	1,567	(1)
Selected Average Balances:
Total loans	$72,066	$67,643	7%	$71,412	$67,689	6%
Goodwill	2,075	2,075	—	2,075	2,075	—
Other intangible assets excluding MSRs	1	—	NM	1	—	NM
Total assets	86,060	81,003	6	85,219	81,082	5
Consumer and commercial deposits	54,105	48,639	11	53,848	48,105	12
Performance Ratios:
Efficiency ratio	55.27%	49.42%		55.20%	52.30%
Impact of FTE adjustment	(2.42)	(2.11)		(2.45)	(2.31)
Efficiency ratio-FTE [1]	52.85	47.31		52.75	49.99
Impact of excluding amortization and associated funding cost of intangible assets	(2.06)	(1.28)		(1.99)	(1.37)
Tangible efficiency ratio-FTE [1,3]	50.79%	46.03%		50.76%	48.62%

[1]
Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]
A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[4]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2016	2015	% Change [4]	2016	2015	% Change [4]
Statements of Income:
Net interest income	$111	$123	(10)%	$224	$244	(8)%
FTE adjustment	—	—	—	—	—	—
Net interest income-FTE [1]	111	123	(10)	224	244	(8)
Benefit for credit losses [2]	(6)	(13)	(54)	(16)	(23)	(30)
Net interest income-FTE - after benefit for credit losses [1]	117	136	(14)	240	267	(10)
Noninterest income before net securities gains/(losses)	165	105	57	289	236	22
Net securities gains/(losses)	—	—	—	—	—	—
Total noninterest income	165	105	57	289	236	22
Noninterest expense before amortization	178	180	(1)	353	357	(1)
Amortization	—	—	—	—	—	—
Total noninterest expense	178	180	(1)	353	357	(1)
Income-FTE - before provision for income taxes [1]	104	61	70	176	146	21
Provision for income taxes	40	3	NM	67	33	NM
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	64	58	10	109	113	(4)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$64	$58	10	$109	$113	(4)

Total revenue	$276	$228	21	$513	$480	7
Total revenue-FTE [1]	276	228	21	513	480	7
Selected Average Balances:
Total loans	$26,590	$24,793	7%	$26,268	$24,617	7%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	30,117	28,555	5	29,660	28,247	5
Consumer and commercial deposits	2,997	2,980	1	2,654	2,671	(1)
Performance Ratios:
Efficiency ratio	64.60%	78.91%		68.97%	74.36%
Impact of FTE adjustment	—	—		—	—
Efficiency ratio-FTE [1]	64.60	78.91		68.97	74.36
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio-FTE [1,3]	64.60%	78.91%		68.97%	74.36%
Production Data:
Channel mix
Retail	$3,404	$3,144	8%	$5,655	$5,569	2%
Correspondent	3,879	3,347	16	6,580	6,032	9
Total production	$7,283	$6,491	12	$12,235	$11,601	5
Channel mix - percent
Retail	47%	48%		46%	48%
Correspondent	53	52		54	52
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$3,269	$3,051	7	$5,881	$6,122	(4)
Purchase	4,014	3,440	17	6,354	5,479	16
Total production	$7,283	$6,491	12	$12,235	$11,601	5
Purchase and refinance mix - percent
Refinance	45%	47%		48%	53%
Purchase	55	53		52	47
Total production	100%	100%		100%	100%

Applications	$11,225	$8,823	27	$20,430	$18,616	10
Mortgage Servicing Data (End of Period):
Total loans serviced				$154,474	$145,491	6%
Total loans serviced for others				125,408	118,394	6
Net carrying value of MSRs				1,061	1,393	(24)
Ratio of net carrying value of MSRs to total loans serviced for others				0.846%	1.177%
1 Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.
2 Benefit for credit losses represents net charge-offs by segment combined with an allocation to the segments for the benefit attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
3 A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2016	2015	% Change [4]	2016	2015	% Change [4]
Statements of Income:
Net interest income/(expense) [1]	$24	($75)	NM	$39	($153)	NM
FTE adjustment	1	—	NM	2	1	100
Net interest income/(expense)-FTE [2]	25	(75)	NM	41	(152)	NM
Provision/(benefit) for credit losses [3]	—	—	—	(1)	—	NM
Net interest income/(expense)-FTE - after provision/(benefit) for credit losses [2]	25	(75)	NM	42	(152)	NM
Noninterest income before net securities gains	62	29	NM	79	68	16
Net securities gains	4	14	(71)	4	14	(71)
Total noninterest income	66	43	53	83	82	1
Noninterest expense before amortization	(4)	31	NM	(15)	9	NM
Amortization	(1)	1	NM	—	(1)	(100)
Total noninterest expense	(5)	32	NM	(15)	8	NM
Income/(loss)-FTE - before provision/(benefit) for income taxes [2]	96	(64)	NM	140	(78)	NM
Provision/(benefit) for income taxes	16	(24)	NM	26	(34)	NM
FTE adjustment	1	—	NM	2	1	100
Net income/(loss) including income attributable to noncontrolling interest	79	(40)	NM	112	(45)	NM
Less: net income attributable to noncontrolling interest	2	2	—	5	4	25
Net income/(loss)	$77	($42)	NM	$107	($49)	NM

Total revenue	$90	($32)	NM	$122	($71)	NM
Total revenue-FTE [2]	91	(32)	NM	124	(70)	NM

Selected Average Balances:
Total loans	$69	$54	28%	$71	$46	54%
Securities available for sale	28,021	26,309	7	27,647	26,061	6
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	33,949	32,267	5	33,059	32,652	1
Consumer and commercial deposits	12	(3)	NM	25	21	19

Other Information (End of Period):
Duration of investment portfolio (in years)				4.1	4.4
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months				4.2%	4.4%
Instantaneous 100 basis point increase in rates over next 12 months				2.3%	2.3%
Instantaneous 25 basis point decrease in rates over next 12 months				(0.7)%	(0.9)%

[1]	Net interest income/(expense) is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Net interest income-FTE, income-FTE, and total revenue-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[3]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in millions) (Unaudited)	2016	2015	% Change [2]	2016	2015	% Change [2]
Statements of Income:
Net interest income	$1,288	$1,167	10%	$2,569	$2,307	11%
FTE adjustment	35	36	(3)	71	71	—
Net interest income-FTE [1]	1,323	1,203	10	2,640	2,378	11
Provision for credit losses	146	26	NM	246	82	NM
Net interest income-FTE - after provision for credit losses [1]	1,177	1,177	—	2,394	2,296	4
Noninterest income before net securities gains	894	860	4	1,676	1,678	—
Net securities gains	4	14	(71)	4	14	(71)
Total noninterest income	898	874	3	1,680	1,692	(1)
Noninterest expense before amortization	1,334	1,321	1	2,642	2,595	2
Amortization	11	7	57	21	13	62
Total noninterest expense	1,345	1,328	1	2,663	2,608	2
Income-FTE - before provision for income taxes [1]	730	723	1	1,411	1,380	2
Provision for income taxes	201	202	—	396	393	1
FTE adjustment	35	36	(3)	71	71	—
Net income including income attributable to noncontrolling interest	494	485	2	944	916	3
Less: net income attributable to noncontrolling interest	2	2	—	5	4	25
Net income	$492	$483	2	$939	$912	3

Total revenue	$2,186	$2,041	7	$4,249	$3,999	6
Total revenue-FTE [1]	2,221	2,077	7	4,320	4,070	6

Selected Average Balances:
Total loans	$141,238	$132,829	6%	$139,805	$133,082	5%
Goodwill	6,337	6,337	—	6,337	6,337	—
Other intangible assets excluding MSRs	14	12	17	16	13	23
Total assets	198,307	188,310	5	195,661	188,785	4
Consumer and commercial deposits	154,166	142,851	8	151,698	141,670	7

Performance Ratios:
Efficiency ratio	61.53%	65.07%		62.67%	65.22%
Impact of FTE adjustment	(0.97)	(1.15)		(1.02)	(1.15)
Efficiency ratio-FTE [1]	60.56	63.92		61.65	64.07
Impact of excluding amortization and associated funding cost of intangible assets	(0.51)	(0.33)		(0.49)	(0.32)
Tangible efficiency ratio-FTE [1]	60.05%	63.59%		61.16%	63.75%

1 Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.